UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code))

___________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8 2008, the Compensation Committee of CyberOptics Corporation approved a new incentive compensation plan for Steven K. Case, its Chairman and Chief Technology Officer. Dr. Case, who has been responsible for much of the CyberOptics’ product innovation and principal customer relationships, has foregone salary increases, new equity-based benefits, increased participation in bonus plans, or any other form of compensation increase since 2003 and the Compensation Committee has been studying ways of creating appropriate incentives for him for the past 18 months.

The new plan will be effective in 2009 but will include personal incentive objectives that are effective immediately. As part of the new plan, Dr. Case’s salary for 2009 will be increased to $300,000, his participation in the CyberOptics Incentive Plan will increase to $95,000 if targeted objectives are achieved, and he will have the opportunity to earn up to $200,000 of additional compensation based on personal incentive objectives, including new contracts with significant customers, and release to production of a new inspection system using technology from a new inspection module he has developed. Half of any of the up to $200,000 incentive compensation that may be earned upon personal incentive objectives will be payable in cash and half in the form of the CyberOptics stock based on the closing price on the date that the Compensation Committee determines that the personal objective is achieved. Further, in recognition of the development of this new technology and the period of the compensation committee’s deliberations, and consistent with the incentive plan based on personal objectives for future years, Dr. Case was awarded a one-time cash bonus of $100,000 and is eligible to receive $100,000 of common stock on the regular annual date of grant of stock based incentives to executives in December 2008.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2008, the Board of Directors of CyberOptics amended the CyberOptics Corporation Bylaws to make clear that (i) any shareholder who presents a proposal for the annual meeting of shareholders must, in addition to information previously required by the Bylaws, provide information regarding indirect shareholdings through derivatives, hedged positions and other economic and voting interests, and (ii) any nomination from a shareholder for a director to stand for election at the annual meeting must be received 90 days prior to the first anniversary of the previous year’s annual meeting.

Item 9.01  Financial Statements and Exhibits

3.1  Restated Bylaws, as amended September 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION
By	/s/ KATHLEEN P. IVERSON
Kathleen P. Iverson, Chief Executive Officer

Dated:	September 11, 2008